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                                                                    EXHIBIT 99.2


                              LETTER OF TRANSMITTAL
            TO EXCHANGE REDEEMABLE PURCHASE COMMON STOCK WARRANTS OF
                           EPOCH PHARMACEUTICALS, INC.
                   PURSUANT TO THE NOTICE OF OPTIONAL EXCHANGE
                                 MARCH __, 1997
                   TO: AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 40 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (718) 921-8200

       THE ELECTION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
                          EASTERN TIME, ON MAY __, 1997

Ladies and Gentlemen:

      The undersigned hereby delivers to Epoch Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the Redeemable Purchase Common Stock Warrants (the "Public Warrants") to be exchanged by the Company for new warrants to purchase one share of the common stock, par value $.01 per share (the "Common Stock"), of the Company until June 20, 2001, at an exercise price of $2.50 per share of Common Stock (the "Exchange Warrants"), in accordance with the terms and subject to the conditions of the Company's Notice of Optional Exchange dated March __, 1997 (the "Notice"), receipt of which is hereby acknowledged.

      The undersigned hereby requests that the Company exchange the Public Warrants included herewith. The undersigned hereby represents and warrants to the Company that (a) it has full power and authority to elect to exchange the Public Warrants; and (b) it has read and understood the Notice.

      Unless otherwise indicated herein under Item B, please issue certificates for the Exchange Warrants (and certificates for Public Warrants not being exchanged) in the name(s) of the registered holder(s) appearing under Item A below. Similarly, unless otherwise indicated under Item C, please mail the certificate(s) for the Exchange Warrants (and certificate(s) for Public Warrants not being exchanged) to the address(es) of the registered holder(s) appearing under Item A.

       ITEM A.  DESCRIPTION OF PUBLIC WARRANTS SURRENDERED FOR EXCHANGE

      Please fill in the following information. The information below must match the information on the certificate(s) exactly.


NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

                                           NUMBER OF             NUMBER OF
                                        PUBLIC WARRRANTS     PUBLIC WARRANTS
                         CERTIFICATE      REPRESENTED             TO BE
                           NO(S).       BY CERTIFICATE(S)       EXCHANGED*
                         -----------   ------------------    ----------------
                         -----------   ------------------    ----------------

                         -----------   ------------------    ----------------

                         -----------   ------------------    ----------------

                         -----------   ------------------    ----------------

                         -----------   ------------------    ----------------

* If you desire to have fewer than all Public Warrants exchanged by any Certificates listed above, please indicate in this column the number of Public Warrants you wish to have exchanged. Otherwise, all Public Warrants evidenced by such certificates will be exchanged.


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                      ITEM B. SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if certificates for Public Warrants not exchanged are to be issued in a name other than as indicated in Item A above.

Issue Certificate(s) to:


Name
      -------------------------------------
            (Please Type or Print)

Address
        -----------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------
             (Include Zip Code)


                     ITEM C. SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the Certificates for Public Warrants not exchanged are to be MAILED to an address other than as indicated in Item A above.

Mail Certificate(s) to:


Name
      -------------------------------------
            (Please Type or Print)

Address
        -----------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------
             (Include Zip Code)


               ITEM D. REQUIRES SIGNATURE(S) IMPORTANT - SIGN HERE

The signature(s) on this Letter of Transmittal must correspond with the name(s) of the registered owner(s) of the certificate(s) surrendered for exchange or appropriate stock powers must be provided.


Signature
         ----------------------------------

Signature
         ----------------------------------

Name(s)
         ----------------------------------
               (Please Type or Print)


Capacity
         ----------------------------------
                    (Full Title)

Dated
      -------------------------------------

Daytime Telephone
                  -------------------------

-------------------------------------------
(Tax I.D. or Social Security Number)


                   ITEM E. SIGNATURE GUARANTEE (IF APPLICABLE)

No signature guarantee is required if this Letter of Transmittal is signed by the registered holder, unless the holder has completed either Item B or C.

Authorized Signature
                    -----------------------

Name
     --------------------------------------
           (Please Type or Print)

Title
     --------------------------------------

Name of Firm
            -------------------------------

Address
       ------------------------------------

Daytime Telephone
                 --------------------------



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                      INSTRUCTIONS TO LETTER OF TRANSMITTAL

                  FOR SURRENDERING PUBLIC WARRANTS IN EXCHANGE
                            FOR THE EXCHANGE WARRANTS

      1. GENERAL. In accordance with the Notice of Optional Exchange dated March __, 1997 (the "Notice"), the Company is offering to exchange for every two Public Warrants one Exchange Warrant as more fully described in the Notice. The Letter of Transmittal, or a copy thereof, properly completed and signed, must be used in connection with all exchanges of Public Warrants for Exchange Warrants. THE METHOD OF DELIVERY OF CERTIFICATES FOR THE PUBLIC WARRANTS (THE "PUBLIC WARRANT CERTIFICATE(S)") AND ANY OTHER DOCUMENTS (SEE BELOW) IS AT THE ELECTION AND RISK OF SURRENDERING HOLDERS, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, BE USED. Transmit your Public Warrant Certificate(s) and other required documents to the address set forth on the Letter of Transmittal. Delivery will be deemed effective only when actually received at the office of the Exchange Agent. Delivery of the Letter of Transmittal to an address other than that set forth on the Letter of Transmittal will not constitute a valid delivery.

      2. SIGNATURES. The signature (or signatures, in the case of any Public Warrants owned by two or more joint holders) on the Letter of Transmittal should correspond exactly with the name(s) of the registered owner(s) as written on the face of the Public Warrant Certificate(s) unless such Public Warrant Certificate(s) has (have) been transferred by the registered owner(s), in which event the Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Public Warrant Certificate(s).

      When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, give full title as such. If the Public Warrant Certificate(s) has (have) been transferred or assigned and (a) new certificate(s) has (have) not yet been received in the name of the transferee or assignee, the Letter of Transmittal must be signed by the transferee or assignor.

      The Public Warrant Certificate(s), if registered in the name(s) of the person(s) signing the Letter of Transmittal, need not be endorsed or accompanied by any instrument of assignment or transfer other than the Letter of Transmittal.

      3. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. If any Public Warrant Certificate(s) has (have) been mutilated, lost, stolen or destroyed, you should contact the Exchange Agent at (718) 921-8200 for further instructions. This Letter of Transmittal cannot be processed and you will not receive certificates for Exchange Warrants (the "Exchange Warrant Certificate(s)") unless you submit either (i) the Public Warrant Certificate(s) or (ii) a surety bond in form satisfactory to the Exchange Agent and the Company, indemnifying the Exchange Agent and the Company against any liabilities that may arise from delivering the Exchange Warrant Certificate(s) without the actual surrender of Public Warrant Certificate(s). The Exchange Agent will send you further instructions as to obtaining any surety bond which may be required to be posted.

      THE INSTRUCTIONS IN ITEMS 4 AND 5 BELOW NEED ONLY BE FOLLOWED IF THE REGISTERED OWNER DESIRES TO MAKE A CHANGE OF OWNERSHIP OR A CORRECTION OF OR CHANGE IN THE NAME.

      4.     TRANSFER INSTRUCTIONS.

             (a) Change of Ownership. If the Exchange Warrants Certificate(s) are to be issued in the name of someone other than the registered owner(s) of the Public Warrants being surrendered, please complete the Special Issuance Instructions in Box B on the Letter of Transmittal and be guided by the following:

                   (i) Endorsement. The Public Warrant Certificate(s) being surrendered must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered owner(s) of such Public Warrants to the person who is to receive the Exchange Warrant Certificate(s). The signature of the registered owner(s) on the endorsement or stock powers must correspond exactly with the name as written upon the face of the Public Warrant Certificate(s) being surrendered and must be guaranteed as described in Instruction 5.

                   (ii) Transfer Taxes. In the event that any transfer or other taxes may become payable by reason of the issuance of any Exchange Warrants Certificate(s) in any name other than that of the registered owner(s) of the Public Warrants being surrendered, the transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

             (b) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change of ownership, please complete the Special Issuance Instructions in Box B on the Letter of Transmittal and proceed as follows: for a change in name by marriage, etc., the Public Warrant Certificate(s) being surrendered should be endorsed, e.g., "Mary Doe, now by marriage Mary Jones," with the endorsement signature guaranteed



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as described in Instruction 5. For a correction in name, the Public Warrant
Certificate(s) being surrendered should be endorsed, e.g., "Samuel J. Snow, incorrectly inscribed as S.J. Snow," with the endorsement signature guaranteed as described in Instruction 5.

      5. SIGNATURE GUARANTEE. If the Exchange Warrant Certificate(s) are to be issued in a name different from that appearing on the face of the surrendered Public Warrant Certificate(s), the Public Warrant Certificate(s) must be properly endorsed by the registered owner(s) thereof or accompanied by appropriate stock powers properly executed, and the signature(s) to the endorsement or on the stock power must be guaranteed by an eligible institution such as a bank, credit union or broker which is a member of or a participant in a signature medallion program.

      6. SUPPORTING EVIDENCE. If the Letter of Transmittal, an endorsement of the surrendered Public Warrant Certificate(s) or a stock power is executed by a person (other than the registered owner) as an agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted with the Letter of Transmittal the Public Warrant Certificate(s) being surrendered and any stock powers and documentary evidence of appointment and authority to act in such capacity (including court orders where necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer such Public Warrants. Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

      7. SPECIAL MAILING INSTRUCTIONS. Unless instructions to the contrary are given in the Special Mailing Instructions in Box C on the Letter of Transmittal, any Exchange Warrant Certificate(s) to be issued upon surrender of Public Warrant Certificate(s) in accordance with the Letter of Transmittal will be mailed to the address shown in Box A.

      8.     ADDITIONAL   COPIES.   Additional   copies   of  the   Letter  of
Transmittal may be obtained from the Exchange Agent.

      9. INQUIRIES. All inquiries with respect to the surrender of Public Warrant Certificate(s) should be made directly to the Exchange Agent at the addresses or telephone numbers on the first page.


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